UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2011
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 26, 2011, Flagstar Bank, FSB (the “Bank”), the wholly-owned savings bank subsidiary of Flagstar Bancorp, Inc. (the “Company”), entered into an agreement for the sale or lease of its Georgia retail bank branch franchise to PNC Bank, N.A., part of The PNC Financial Services Group, Inc (“PNC”). Under the agreement, PNC agreed to purchase the facilities or assume the leases associated with 27 branches in Georgia and to purchase the associated business and retail deposits (approximately $240 million at June 30, 2011). PNC has agreed to pay the net book value of the acquired real estate and fixed and other personal assets (approximately $42 million at June 30, 2011) associated with the branches and to assume all current lease obligations with respect to the branches. No loans are being acquired in connection with the transaction. In addition, PNC will be assuming certain liabilities associated with the Georgia retail bank branch franchise.
The agreement includes customary representations, warranties, and covenants and customary indemnification, non-compete, non-solicitation and termination provisions. The agreement also includes customary closing conditions and is subject to regulatory approval. The transaction is anticipated to close during December 2011 and may be terminated by either party if the closing has not occurred by June 15, 2012. In addition, the Company agreed to be subject to the agreement’s restrictions on competition, solicitation and exclusive dealing.
Item 2.02 Results of Operations and Financial Condition
On July 26, 2011, the Company issued a press release regarding its results of operations and financial condition for the three months ended June 30, 2011. The text of the press release is included as Exhibit 99.1 to this report. The Company will include final financial statements and additional analyses for the three and six months ended June 30, 2011 as part of its Quarterly Report on Form 10-Q covering that period.
The information in this Item 2.02, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.
Item 7.01 Regulation FD Disclosure
On July 27, 2011, the Company held a quarterly conference call to review second quarter 2011 earnings and furnished a slide presentation to accompany the call. A copy of the slide presentation used by the Company on the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.
Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including but not limited to the risk that, because of business, economic or market conditions or for any other reasons within or outside of the Company’s discretion, the sale of branches may not be consummated. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

99.1	Press release of Flagstar Bancorp, Inc. dated July 26, 2011

99.2	Flagstar Bancorp, Inc. Conference Call Presentation Slides — Second Quarter 2011 Financial Results

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: July 27, 2011	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Flagstar Bancorp, Inc. dated July 26, 2011

99.2	Flagstar Bancorp, Inc. Conference Call Presentation Slides — First Quarter 2011 Financial Results